Exhibit 99.3

OPENDOOR TECHNOLOGIES INC.
NON-GAAP MEASURES & KEY METRICS

($ in thousands)	Period Ended Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020
Key Metrics					
Total Markets	44	39	27	21	21
Total Revenue	$ 2,266,354	$ 1,185,386	$ 747,274	$ 248,886	$ 338,613
Homes Purchased	15,181	8,494	3,594	2,016	799
Homes Sold	5,988	3,481	2,462	849	1,232
Homes in Inventory	17,164	7,971	2,958	1,827	661
Inventory	$ 6,268,081	$ 2,723,648	$ 840,632	$ 465,936	$ 151,512
Non-GAAP Financial Measures					
Adjusted Gross Profit	$ 233,779	$ 159,674	$ 97,038	$ 38,228	$ 33,073
Selling Costs	(51,902)	(26,813)	(17,340)	(5,243)	(8,909)
Holding Costs	(12,148)	(5,299)	(3,552)	(1,528)	(4,151)
Contribution Profit	$ 169,729	$ 127,562	$ 76,146	$ 31,457	$ 20,013
Contribution Profit After Interest	$ 159,344	$ 122,865	$ 72,911	$ 30,279	$ 16,362
Adjusted EBITDA	$ 34,509	$ 25,579	$ (2,141)	$ (27,075)	$ (20,998)
Adjusted Net (Loss) Income	$ (17,273)	$ 2,475	$ (20,801)	$ (41,323)	$ (36,443)
Margins					
Total Revenue	100.0 %	100.0 %	100.0 %	100.0 %	100.0 %
Adjusted Gross Profit	10.3 %	13.5 %	13.0 %	15.4 %	9.8 %
Contribution Margin	7.5 %	10.8 %	10.2 %	12.6 %	5.9 %
Contribution Margin After Interest	7.0 %	10.4 %	9.8 %	12.2 %	4.8 %
Adjusted EBITDA	1.5 %	2.2 %	(0.3)%	(10.9)%	(6.2)%
Adjusted Net (Loss) Income	(0.8)%	0.2 %	(2.8)%	(16.6)%	(10.8)%

2021 2020 2021 2020 REVENUE $ 2,266,354 $ 338,613 $ 4,199,014 $ 2,334,235 COST OF REVENUE 2,063,865 302,802 3,740,622 2,152,803 GROSS PROFIT 202,489 35,811 458,392 181,432 OPERATING EXPENSES: Sales, marketing and operations 153,496 27,336 319,087 156,290 General and administrative 90,105 40,168 502,800 99,074 Technology and development 27,295 13,184 102,360 45,809 Total operating expenses 270,896 80,688 924,247 301,173 LOSS FROM OPERATIONS (68,407) (44,877) (465,855) (119,741) DERIVATIVE AND WARRANT FAIR VALUE ADJUSTMENT 3,499 (24,329) 12,179 (25,219) INTEREST EXPENSE (43,550) (12,376) (70,375) (57,393) OTHER INCOME – Net 51,965 764 53,601 3,619 LOSS BEFORE INCOME TAXES (56,493) (80,818) (470,450) (198,734) INCOME TAX EXPENSE (326) (35) (610) (234) NET LOSS $ (56,819) $ (80,853) $ (471,060) $ (198,968) Net loss per share attributable to common shareholders: Basic $ (0.09) $ (0.91) $ (0.80) $ (2.32) Diluted $ (0.09) $ (0.91) $ (0.80) $ (2.32) Weighted-average shares outstanding: Basic 603,389 89,070 585,854 85,907 Diluted 603,389 89,070 585,854 85,907 OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) Three Months Ended September 30, (Unaudited) Nine Months Ended September 30,

September 30, 2021 December 31, 2020 ASSETS CURRENT ASSETS: Cash and cash equivalents $ 1,358,775 $ 1,412,665 Restricted cash 484,476 92,863 Marketable securities 481,051 47,637 Mortgage loans held for sale pledged under agreements to repurchase 22,858 7,529 Escrow receivable 121,394 1,494 Real estate inventory, net 6,268,081 465,936 Other current assets ($616 and $373 carried at fair value) 84,365 24,987 Total current assets 8,821,000 2,053,111 PROPERTY AND EQUIPMENT – Net 38,321 29,228 RIGHT OF USE ASSETS 43,800 49,517 GOODWILL 47,158 30,945 INTANGIBLES – Net 11,494 8,684 OTHER ASSETS ($5,100 and $0 carried at fair value) 6,842 4,097 TOTAL ASSETS $ 8,968,615 $ 2,175,582 LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES: Accounts payable and other accrued liabilities $ 156,030 $ 25,270 Non-recourse asset-backed debt - current portion 4,049,812 339,173 Other secured borrowings 19,728 7,149 Interest payable 9,746 1,081 Lease liabilities - current portion 4,637 20,716 Total current liabilities 4,239,953 393,389 NON-RECOURSE ASSET-BACKED DEBT – Net of current portion 1,367,989 135,467 CONVERTIBLE SENIOR NOTES 952,415 - WARRANT LIABILITIES - 47,349 LEASE LIABILITIES – Net of current portion 43,073 46,625 OTHER LIABILITIES 2,324 94 Total liabilities 6,605,754 622,924 SHAREHOLDERS’ EQUITY: Common stock, $0.0001 par value; 3,000,000,000 shares authorized; 607,215,233 and 540,714,692 shares issued and outstanding, respectively 60 54 Additional paid-in capital 3,877,418 2,596,012 Accumulated deficit (1,514,509) (1,043,449) Accumulated other comprehensive (loss) income (108) 41 Total shareholders’ equity 2,362,861 1,552,658 TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY $ 8,968,615 $ 2,175,582 OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share data) (Unaudited)

2021 2020 CASH FLOWS FROM OPERATING ACTIVITIES: Net loss $ (471,060) $ (198,968) Adjustments to reconcile net loss to cash, cash equivalents, and restricted cash (used in) provided by operating activities: Depreciation and amortization – net of accretion 26,551 31,114 Amortization of right of use asset 6,055 22,008 Impairment of software development costs 3,227 - Stock-based compensation 465,059 9,162 Derivative and warrant fair value adjustment (12,179) 1,901 Gain on settlement of lease liabilities (5,237) - Inventory valuation adjustment 32,602 7,517 Changes in fair value of derivative instruments (243) 22,568 Changes in fair value of marketable equity securities (51,013) - Payment-in-kind interest - 3,910 Dividend-in-kind 264 - Net fair value adjustments and gain (loss) on sale of mortgage loans held for sale (3,144) (2,131) Origination of mortgage loans held for sale (153,789) (88,098) Proceeds from sale and principal collections of mortgage loans held for sale 141,624 78,360 Changes in operating assets and liabilities: Escrow receivable (119,900) 11,241 Real estate inventories (5,805,802) 1,146,798 Other assets (50,202) 793 Accounts payable and other accrued liabilities 102,310 3,355 Interest payable 3,183 (2,530) Lease liabilities (11,864) (9,646) Net cash (used in) provided by operating activities (5,903,558) 1,037,354 CASH FLOWS FROM INVESTING ACTIVITIES: Purchase of property and equipment (22,878) (12,068) Purchase of intangible assets (790) - Purchase of marketable securities (458,585) (174,530) Proceeds from sales, maturities, redemptions and paydowns of marketable securities 85,638 135,778 Purchase of non-marketable equity securities (15,100) - Acquisitions, net of cash acquired (20,110) - Net cash used in investing activities (431,825) (50,820) CASH FLOWS FROM FINANCING ACTIVITIES: Proceeds from issuance of convertible senior notes, net of issuance costs 953,066 - Purchase of capped calls related to the convertible senior notes (118,766) - Proceeds from exercise of stock options 11,268 1,078 Proceeds from warrant exercise 22,402 - Proceeds from the February 2021 Offering 886,067 - Issuance cost of common stock (28,876) - Proceeds from non-recourse asset-backed debt 7,782,076 912,082 Principal payments on non-recourse asset-backed debt (2,837,436) (1,949,165) Proceeds from other secured borrowings 150,748 85,996 Principal payments on other secured borrowings (138,169) (74,720) Payment of loan origination fees and debt issuance costs (9,274) (3,068) Net cash provided by (used in) financing activities 6,673,106 (1,027,797) NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH 337,723 (41,263) CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – Beginning of period 1,505,528 684,822 CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – End of period $ 1,843,251 $ 643,559 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION – Cash paid during the period for interest $ 57,151 $ 47,977 DISCLOSURES OF NONCASH FINANCING ACTIVITIES: Issuance of issuer stock rights in extinguishment of the 2019 Convertible Notes $ - $ 212,940 Issuance of common stock in extinguishment of warrant liabilities $ (35,170) $ - RECONCILIATION TO CONDENSED CONSOLIDATED BALANCE SHEETS: Cash and cash equivalents $ 1,358,775 $ 469,365 Restricted cash 484,476 174,194 Cash, cash equivalents, and restricted cash $ 1,843,251 $ 643,559 OPENDOOR TECHNOLOGIES INC. (In thousands) CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) Nine Months Ended September 30,

OPENDOOR TECHNOLOGIES INC.
NON-GAAP FINANCIAL MEASURES

Reconciliation of our Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest to our Gross Profit

(in thousands, except percentages, and homes sold)	Three Months Ended				
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Gross profit (GAAP)	$ 202,489	$ 158,771	$ 97,132	$ 38,365	$ 35,811
Gross Margin	8.9 %	13.4 %	13.0 %	15.4 %	10.6 %
Adjustments:					
Inventory impairment – Current Period (1)	31,597	922	20	79	64
Inventory impairment – Prior Periods (2)	(307)	(19)	(114)	(216)	(2,803)
Restructuring in cost of revenue (3)	-	-	-	-	1
Adjusted Gross Profit	$ 233,779	$ 159,674	$ 97,038	$ 38,228	$ 33,073
Adjusted Gross Margin	10.3 %	13.5 %	13.0 %	15.4 %	9.8 %
Adjustments:					
Direct selling costs (4)	(51,902)	(26,813)	(17,340)	(5,243)	(8,909)
Holding costs on sales – Current Period (5)(6)	(6,777)	(2,666)	(2,126)	(778)	(1,011)
Holding costs on sales – Prior Periods (5)(7)	(5,371)	(2,633)	(1,426)	(750)	(3,140)
Contribution Profit	$ 169,729	$ 127,562	$ 76,146	$ 31,457	$ 20,013
Homes sold in period	5,988	3,481	2,462	849	1,232
Contribution Profit per Home Sold	$ 28	$ 37	$ 31	$ 37	$ 16
Contribution Margin	7.5 %	10.8 %	10.2 %	12.6 %	5.9 %
Adjustments:					
Interest on homes sold – Current Period (8)(9)	(6,731)	(3,110)	(2,333)	(714)	(1,060)
Interest on homes sold – Prior Periods (8)(10)	(3,654)	(1,587)	(902)	(464)	(2,591)
Contribution Profit After Interest	$ 159,344	$ 122,865	$ 72,911	$ 30,279	$ 16,362
Contribution Margin After Interest	7.0 %	10.4 %	9.8 %	12.2 %	4.8 %

(1) Inventory impairment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.

(2) Inventory impairment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.

(3) Restructuring in cost of revenue consists mainly of severance and employee termination benefits that were recorded to cost of revenue due to a reduction in workforce in Q2 2020 following the outbreak of the COVID-19 pandemic.

(4) Represents selling costs incurred related to homes sold in the relevant period. This primarily includes broker commissions, external title and escrow-related fees and transfer taxes.

(5) Holding costs include mainly property taxes, insurance, utilities, association dues, cleaning and maintenance costs. Holding costs are included in Sales, marketing, and operations on the condensed consolidated statements of operations.

(6) Represents holding costs incurred in the period presented on homes sold in the period presented.

(7) Represents holding costs incurred in prior periods on homes sold in the period presented.

(8) This does not include interest on mezzanine term debt facilities or other indebtedness.

(9) Represents the interest expense under our senior credit facilities incurred on homes sold in the current period during the period.

(10) Represents the interest expense under our senior credit facilities incurred on homes sold in the current period during prior periods.

Reconciliation of our Adjusted Net (Loss) Income and Adjusted EBITDA to our Net Loss

	Three Months Ended				
(in thousands, except percentages)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Net loss (GAAP)	**$ (56,819)**	**$ (143,805)**	**$ (270,436)**	**$ (53,998)**	**$ (80,853)**
Adjustments:					
Stock-based compensation	62,011	164,216	238,832	28,843	2,523
Marketable equity securities fair value adjustment [1]	(51,013)	-	-	-	-
Derivative and warrant fair value adjustment [1]	(3,499)	(23,952)	15,272	(33,074)	24,329
Intangibles amortization expense [2]	1,005	591	580	580	986
Inventory impairment – Current Period [3]	31,597	922	20	79	64
Inventory impairment – Prior Periods [4]	(307)	(19)	(114)	(216)	(2,803)
Restructuring [5]	-	-	79	211	17,217
Convertible note PIK interest and discount amortization [6]	-	-	-	14	2,416
Loss on extinguishment of debt	-	-	-	11,356	-
Gain on lease termination	-	-	(5,237)	-	-
Payroll tax on initial RSU release	-	5,124	-	-	-
Other [7]	(248)	(602)	203	4,882	(322)
Adjusted Net (Loss) Income	**(17,273)**	**2,475**	**(20,801)**	**(41,323)**	**(36,443)**
Adjustments:					
Depreciation and amortization, excluding amortization of intangibles and right of use assets	8,417	7,894	8,434	4,744	6,115
Property financing [8]	37,582	12,284	6,980	5,561	5,236
Other interest expense [9]	5,968	3,542	4,019	4,839	4,724
Interest income [10]	(511)	(806)	(867)	(725)	(665)
Income tax expense	326	190	94	(171)	35
Adjusted EBITDA	**34,509**	**25,579**	**(2,141)**	**(27,075)**	**(20,998)**
Adjusted EBITDA Margin	1.5 %	2.2 %	(0.3)%	(10.9)%	(6.2)%

(1) Represents the gains and losses on our financial instruments, which are marked to fair value at the end of each period.

(2) Represents amortization of intangibles acquired in the OSN and Open Listings acquisitions which contribute to revenue generation and are recorded as part of purchase accounting. The acquired intangible assets have useful lives ranging from 2 to 5 years and amortization is expected until the intangible assets are fully amortized.

(3) Inventory impairment — Current Period is the inventory impairment charge recorded during the period presented associated with homes that remain in inventory at period end.

(4) Inventory impairment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.

(5) Restructuring costs consist mainly of employee termination benefits, relocation packages and retention bonuses as well as costs related to the exiting of certain non-cancelable leases. In 2020, these costs related mainly to a reduction in workforce implemented in April 2020 as well as our exercise of the early termination option related to our San Francisco headquarters.

(6) Includes non-cash payment-in-kind ("PIK") interest and amortization of the discount on the convertible notes issued from July through November 2019 (the "2019 Convertible Notes"). We exclude convertible note PIK interest and amortization from Adjusted Net Income (Loss) since these are non-cash in nature and were converted into equity in September 2020 when the Company entered into the Convertible Notes Exchange Agreement with the convertible note holders.

(7) Includes primarily gain or loss on disposal of fixed assets, gain or loss on interest rate lock commitments, gain or loss on the sale of available for sale securities, accrued legal matters, and sublease income.

(8) Includes interest expense on our asset-backed debt facilities.

(9) Includes amortization of debt issuance costs and loan origination fees, commitment fees, unused fees, other interest related costs on our asset-backed debt facilities, and interest expense incurred on the 2026 convertible senior notes outstanding.

(10) Consists mainly of interest earned on cash, cash equivalents and marketable securities.